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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of MTR Gaming Group, Inc. of our report dated as of December 23, 2002, except for Note 2, as to which the date is February 14, 2003 relating to the financial statements of Scioto Downs, Inc. which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Columbus, Ohio
May 12, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS